UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

BROADWEBASIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other jurisdiction of incorporation)

333-145953 (Commission File Number)	20-8383706 (IRS Employer Identification No.)

9255 Sunset Boulevard, Suite 1010 West Hollywood, California (Address of principal executive offices)	90069 (Zip Code)

Registrant’s telephone number, including area code: (310) 492-2255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On October 15, 2008, James Yacabucci resigned from the Board of Directors (the “Board”) of BroadWebAsia, Inc. (the “Company”). Mr. Yacabucci’s resignation from the Board was not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Yacabucci had also recently resigned as the Company’s Chief Operating Officer. The Company has, over the last couple of months, attempted to negotiate with Mr. Yacabucci regarding his provision of certain transition services to the Company. As of the date hereof, the Company has been unable to reach an agreement with Mr. Yacabucci regarding any such transition services or Mr. Yacabucci’s separation from the Company. Moreover, there can be no assurance that the Company and Mr. Yacabucci will be able to reach any such agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadWebAsia, Inc.

Dated: November 3, 2008	By:	/s/ Peter Schloss
Name: Peter Schloss
Title: Chief Executive Officer